Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Simone Souza

Synopsys, Inc.

650-584-6454

simone@synopsys.com

Synopsys Posts Financial Results for Third Quarter Fiscal Year 2021

Q3 2021 Financial Highlights

•	Revenue: $1,057.1 million
•	GAAP earnings per share: $1.27
•	Non-GAAP earnings per share: $1.81

MOUNTAIN VIEW, Calif. – August 18, 2021 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its third quarter fiscal year 2021. Revenue for the third quarter was $1,057.1 million, compared to $964.1 million for the third quarter of fiscal 2020.

“Synopsys delivered excellent results in the fiscal third quarter, including record revenue and non-GAAP earnings, and we are substantially raising our fiscal 2021 targets. On a trailing-12-month basis, we surpassed the major milestone we set a few years ago: $4 billion in revenue and 30% non-GAAP operating margin.” said Aart de Geus, chairman and co-CEO of Synopsys. “Vibrant markets, unparalleled technology innovations, and strong execution position us to continue to increase shareholder value going forward. As we look to next year and beyond, we are aiming at crossing $5 billion in revenue by 2023, with double-digit annual revenue growth and continuing margin expansion.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the third quarter of fiscal 2021 was $198.6 million, or $1.27 per share, compared to $252.9 million, or $1.62 per share, for the third quarter of fiscal 2020.

Non-GAAP Results

On a non-GAAP basis, net income for the third quarter of fiscal 2021 was $284.5 million, or $1.81 per share, compared to non-GAAP net income of $271.9 million, or $1.74 per share, for the third quarter of fiscal 2020.

For a reconciliation between GAAP and non-GAAP results, see “GAAP to Non-GAAP Reconciliation” and the accompanying tables below.

Business Segments

Synopsys reports revenue and operating income in two segments: (1) Semiconductor & System Design, which includes EDA tools, IP products, system integration solutions and associated services, and (2) Software Integrity, which includes security and quality solutions for software development across many industries. Further information regarding these segments is provided at the end of this press release.

Financial Targets

Synopsys also provided its consolidated financial targets for the fourth quarter and full fiscal year 2021. These financial targets assume that there are no further changes to the current U.S. government “Entity List” restrictions for the rest of the fiscal year. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Fourth Quarter and Fiscal Year 2021 Financial Targets

(in millions except per share amounts)

	Q4 FY 2021				FY 2021
	Low		High		Low		High
Revenue	$	1,138	$	1,168	$	4,190	$4,220
GAAP Expenses	$	924	$	952	$	3,431	$3,459
Non-GAAP Expenses	$	805	$	815	$	2,915	$2,925
Other Income (Expense)	$	(5)	$	(3)	$	(6)	$(4)
Normalized Annual Tax Rate (1)		16%		16%		16%	16%
Outstanding Shares (fully diluted)		156		159		156	159
GAAP EPS	$	1.09	$	1.25	$	4.63	$4.79
Non-GAAP EPS	$	1.75	$	1.80	$	6.78	$6.83
Operating Cash Flow						~ $1,350

(1)	Applied in non-GAAP net income calculations

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available on Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-866-207-1041 (+1-402-970-0847 for international callers), access code 9581321, beginning at 5:45 p.m. Pacific Time today, until 11:59 p.m. Pacific Time on August 25, 2021. A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the fourth quarter and fiscal year 2021 in December 2021. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Trac Pham, chief financial officer, on its website following today’s call. In addition, Synopsys makes additional information available in a financial supplement and corporate overview presentation, also posted on the corporate website.

Effectiveness of Information

The targets included in this press release, the statements made during the earnings conference call and the information contained in the financial supplement and corporate overview presentation (available in the Investor Relations section of Synopsys’ corporate website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call, the financial supplement, and the corporate overview presentation will remain available on Synopsys’ website through the date of the fourth quarter and fiscal year 2021 earnings call in December 2021, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the fourth quarter of fiscal year 2021 or comment to analysts or investors on, or otherwise update, the targets given in this release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the third quarter fiscal year 2021 in its quarterly report on Form 10-Q to be filed by September 9, 2021.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As an S&P 500 company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and offers the industry’s broadest portfolio of application security testing tools and services. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing more secure, high-quality code, Synopsys has the solutions needed to deliver innovative products. Learn more at www.synopsys.com.

GAAP to Non-GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, (iv) restructuring charges, (v) the effects of certain settlements, final judgments and loss contingencies related to legal proceedings, and (vi) the income tax effect of non-GAAP pre-tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods.

Synopsys utilizes a normalized annual non-GAAP tax rate in the calculation of its non-GAAP measures to provide better consistency across interim reporting periods by eliminating the effects of non-recurring and period-specific items such as tax audit settlements, which can vary in size and frequency and not necessarily reflect our normal operations, and to more clearly align our tax rate with our expected geographic earnings mix. In projecting this rate, we evaluate our historical and projected mix of U.S. and international profit before tax, excluding the non-GAAP adjustments described above. We also consider other factors including our current tax structure, our existing tax positions, and expected recurring tax incentives. On an annual basis, we re-evaluate this rate for significant events, including changes in tax laws and regulations, that may materially affect our projections. Based upon our review, our projected normalized annual non-GAAP tax rate remains 16% through fiscal year 2021.

Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below, as well as Item 2.02 of the Current Report on Form 8-K filed on August 18, 2021 for additional information about the measures Synopsys uses to evaluate its core business operations.

Reconciliation of Third Quarter Fiscal Year 2021 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Third Quarter Fiscal Year 2021 Results (1)

(unaudited and in thousands, except per share amounts)

	Three Months Ended				Nine Months Ended
	July 31,				July 31,
	2021		2020		2021		2020
GAAP net income	$	198,646	$	252,911	$	556,069	$	466,892
Adjustments:
Amortization of intangible assets		20,440		23,649		60,437		70,277
Stock compensation		85,162		61,837		248,530		170,155
Acquisition-related costs		5,702		3,293		11,594		10,837
Restructuring charges		15,151		(1,977)		15,151		36,446
Legal matters		(1,455)		—		(1,455)		—
Tax adjustments		(39,189)		(67,767)		(99,297)		(137,714)

Non-GAAP net income	$	284,457	$	271,946	$	791,029	$	616,893

	Three Months Ended				Nine Months Ended
	July 31,				July 31,
	2021		2020		2021		2020
GAAP diluted net income per share	$	1.27	$	1.62	$	3.54	$	3.01
Adjustments:
Amortization of intangible assets		0.13		0.15		0.38		0.45
Stock compensation		0.54		0.40		1.58		1.10
Acquisition-related costs		0.04		0.02		0.07		0.07
Restructuring charges		0.10		(0.01)		0.10		0.24
Legal matters		(0.01)		—		(0.01)		—
Tax adjustments		(0.26)		(0.44)		(0.63)		(0.89)

Non-GAAP diluted net income per share	$	1.81	$	1.74	$	5.03	$	3.98

Shares used in computing diluted net income per share amounts		156,907		155,973		157,158		155,074

(1)	Synopsys’ third quarter of fiscal year 2021 and 2020 ended on July 31, 2021 and August 1, 2020, respectively. For presentation purposes, we refer to the closest calendar month end.

Reconciliation of 2021 Targets

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP targets for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Fourth Quarter Fiscal Year 2021 Targets (1)

(in thousands, except per share amounts)

	Range for Three Months October 31, 2021
	Low	High
Target GAAP expenses	$924,000	$952,000
Adjustments:
Amortization of intangible assets	(20,000)	(23,000)
Stock compensation	(86,000)	(91,000)
Restructuring charges	(13,000)	(23,000)

Target non-GAAP expenses	$805,000	$815,000

	Range for Three Months October 31, 2021
	Low	High
Target GAAP earnings per share	$1.09	$1.25
Adjustments:
Amortization of intangible assets	0.15	0.13
Stock compensation	0.58	0.55
Restructuring charges	0.15	0.08
Tax adjustments	(0.22)	(0.21)

Target non-GAAP earnings per share	$1.75	$1.80

Shares used in non-GAAP calculation (midpoint of target range)	157,500	157,500

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2021 Targets (1)

(in thousands, except per share amounts)

	Range for Fiscal Year October 31, 2021
	Low	High
Target GAAP expenses	$3,430,837	$3,458,837
Adjustments:
Amortization of intangible assets	(80,000)	(83,000)
Stock compensation	(335,000)	(340,000)
Acquisition-related costs	(11,594)	(11,594)
Restructuring charges	(28,000)	(38,000)
Legal matters	1,455	1,455
Non-qualified deferred compensation plan	(62,698)	(62,698)

Target non-GAAP expenses	$2,915,000	$2,925,000

	Range for Fiscal Year October 31, 2021
	Low	High
Target GAAP earnings per share	$4.63	$4.79
Adjustments:
Amortization of intangible assets	0.53	0.51
Stock compensation	2.16	2.13
Acquisition-related costs	0.07	0.07
Restructuring charges	0.25	0.18
Legal matters	(0.01)	(0.01)
Tax adjustments	(0.85)	(0.84)

Target non-GAAP earnings per share	$6.78	$6.83

Shares used in non-GAAP calculation (midpoint of target range)	157,500	157,500

(1)	Synopsys’ fourth fiscal quarter and fiscal year will end on October 30, 2021. For presentation purposes, we refer to the closest calendar month end.

Forward-Looking Statements

This press release contains forward-looking statements including, but not limited to, statements regarding Synopsys’ short-term and long-term financial targets, expectations and objectives; business outlook, opportunities and strategies; customer demand and market expansion; strategies related to our products and technology; our planned product releases and capabilities; industry growth rates; software trends; planned acquisitions and buybacks; our expected tax rate; the continued impact of U.S. and foreign government action on our results; and the expected impact of the COVID-19 pandemic. These statements involve risks, uncertainties and other factors that could cause our actual results, time frames or achievements to differ materially from those expressed or implied in our forward-looking statements. Such risks, uncertainties and factors include, but are not limited to: risks from the continued effect of the COVID-19 pandemic on the global economy and on our business, operations and financial condition; uncertainty in the growth of the semiconductor and electronics industries; consolidation among our customers and our dependence on a relatively small number of large customers; risks and compliance obligations relating to the global nature of our operations as well as actions by the U.S. or foreign governments, such as measures in response to the COVID-19 pandemic or the imposition of additional tariffs or export restrictions; macroeconomic conditions and uncertainty in the global economy; fluctuation of our operating results; increased variability in our revenue due to the adoption of ASC 606, including the resulting increase in recognizing upfront revenue as a percentage of total revenue; and more. Additional information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings it makes with the Securities and Exchange Commission from time to time, including in the sections entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended October 31, 2020 and its latest Quarterly Report on Form 10-Q. The information provided herein is as of August 18, 2021. Synopsys undertakes no duty, and does not intend to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

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SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2021	2020	2021	2020
Revenue:
Time-based products	$665,563	$612,065	$1,945,647	$1,758,601
Upfront products	203,301	210,931	586,798	491,417
Maintenance and service	188,266	141,138	519,329	409,824

Total revenue	1,057,130	964,134	3,051,774	2,659,842
Cost of revenue:
Products	127,592	118,478	389,677	344,469
Maintenance and service	65,604	60,812	202,210	184,940
Amortization of intangible assets	11,870	13,718	35,164	40,732

Total cost of revenue	205,066	193,008	627,051	570,141

Gross margin	852,064	771,126	2,424,723	2,089,701
Operating expenses:
Research and development	371,146	322,602	1,090,959	939,456
Sales and marketing	171,428	156,456	514,810	455,511
General and administrative	83,846	73,516	234,028	204,734
Amortization of intangible assets	8,570	9,931	25,273	29,545
Restructuring charges	15,151	(1,977)	15,151	36,446

Total operating expenses	650,141	560,528	1,880,221	1,665,692

Operating income	201,923	210,598	544,502	424,009
Other income (expense), net	11,414	26,256	61,934	22,584

Income before income taxes	213,337	236,854	606,436	446,593
Provision (benefit) for income taxes	14,945	(16,057)	51,214	(20,299)

Net income	198,392	252,911	555,222	466,892
Net income (loss) attributed to non-controlling interest	(254)	—	(847)	—

Net income attributed to Synopsys	$198,646	$252,911	$556,069	$466,892

Net income per share:
Basic	$1.30	$1.67	$3.64	$3.10
Diluted	$1.27	$1.62	$3.54	$3.01

Shares used in computing per share amounts:
Basic	152,635	151,352	152,619	150,731

Diluted	156,907	155,973	157,158	155,074

(1)	Synopsys’ third quarter of fiscal year 2021 and 2020 ended on July 31, 2021 and August 1, 2020, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	July 31, 2021	October 31, 2020
ASSETS:
Current assets:
Cash and cash equivalents	$1,385,395	$1,235,653
Short-term investments	144,773	—

Total cash, cash equivalents & short-term investments	1,530,168	1,235,653
Accounts receivable, net	577,845	780,709
Inventories, net	241,103	192,333
Income taxes receivable and prepaid taxes	35,724	32,355
Prepaid and other current assets	379,136	308,167

Total current assets	2,763,976	2,549,217
Property and equipment, net	470,129	483,818
Operating lease right-of-use assets, net	493,899	465,818
Goodwill	3,485,181	3,365,114
Intangible assets, net	249,974	254,322
Long-term prepaid taxes	10,417	8,276
Deferred income taxes	527,753	497,546
Other long-term assets	484,577	405,951

Total assets	$8,485,906	$8,030,062

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$615,737	$623,664
Operating lease liabilities, current	79,289	73,173
Accrued income taxes	14,536	27,738
Deferred revenue	1,542,606	1,388,263
Short-term debt	82,468	27,084

Total current liabilities	2,334,636	2,139,922
Operating lease liabilities, non-current	487,574	462,411
Long-term accrued income taxes	24,600	25,178
Long-term deferred revenue	103,759	104,850
Long-term debt	24,754	100,823
Other long-term liabilities	355,447	284,511

Total liabilities	3,330,770	3,117,695
Stockholders’ equity:
Preferred stock, $ 0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $ 0.01 par value: 400,000 shares authorized; 152,597 and 152,618 shares outstanding, respectively	1,526	1,528
Capital in excess of par value	1,606,980	1,653,166
Retained earnings	4,348,266	3,795,397
Treasury stock, at cost: 4,664 and 4,643 shares, respectively	(757,341)	(488,613)
Accumulated other comprehensive income (loss)	(48,411)	(54,074)

Total Synopsys stockholders’ equity	5,151,020	4,907,404
Non-controlling interest	4,116	4,963

Total stockholders’ equity	5,155,136	4,912,367

Total liabilities and stockholders’ equity	$8,485,906	$8,030,062

(1)	Synopsys’ third quarter of fiscal year 2021 ended on July 31, 2021, and its fiscal year 2020 ended on October 31, 2020.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Nine Months Ended July 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income attributed to Synopsys	$556,069	$466,892
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	151,274	159,156
Reduction of operating lease right-of-use assets	64,920	62,585
Amortization of capitalized costs to obtain revenue contracts	46,973	44,851
Stock-based compensation	248,530	170,155
Allowance for doubtful accounts	13,813	14,875
(Gain) loss on sale of property and investments	10	(1,994)
Deferred income taxes	(33,116)	(74,374)
Other non-cash	2,926	2,750
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	188,996	(89,667)
Inventories	(51,448)	(20,296)
Prepaid and other current assets	(62,201)	(21,350)
Other long-term assets	(117,922)	(77,860)
Accounts payable and accrued liabilities	51,991	44,313
Operating lease liabilities	(61,666)	(57,968)
Income taxes	(29,414)	6,128
Deferred revenue	152,328	160,966

Net cash provided by operating activities	1,122,063	789,162

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	1,128	—
Purchases of short-term investments	(146,082)	—
Proceeds from sales of long-term investments	—	2,151
Purchases of long-term investments	(7,591)	(2,762)
Purchases of property and equipment	(66,957)	(120,234)
Cash paid for acquisitions, net of cash acquired	(164,053)	(201,045)
Capitalization of software development costs	(1,517)	(3,035)
Other	(800)	—

Net cash used in investing activities	(385,872)	(324,925)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facilities	—	276,490
Repayment of debt	(21,637)	(284,218)
Issuances of common stock	113,976	123,237
Payments for taxes related to net share settlement of equity awards	(104,291)	(66,985)
Purchase of equity forward contract	(35,000)	—
Purchases of treasury stock	(538,082)	(200,000)
Other	(4,375)	—

Net cash used in financing activities	(589,409)	(151,476)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,985	8,700

Net change in cash, cash equivalents and restricted cash	149,767	321,461
Cash, cash equivalents and restricted cash, beginning of year	1,237,970	730,527

Cash, cash equivalents and restricted cash, end of period	$1,387,737	$1,051,988

(1)	Synopsys’ third quarter of fiscal year 2021 and 2020 ended on July 31, 2021 and August 1, 2020, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Business Segment Reporting (1)

(in millions)

	Q3’21	Q3’20	YTD Q3’21	YTD Q3’20
Revenue by segment
- Semiconductor & System Design	$959.1	$870.7	$2,768.0	$2,392.5
% of Total	90.7%	90.3%	90.7%	90.0%
- Software Integrity	$98.0	$93.4	$283.8	$267.3
% of Total	9.3%	9.7%	9.3%	10.0%
Total segment revenue	$1,057.1	$964.1	$3,051.8	$2,659.8

Adjusted operating income by segment
- Semiconductor & System Design	$328.7	$308.7	$916.5	$697.3
- Software Integrity	$8.7	$14.8	$25.0	$34.6
Total adjusted segment operating income	$337.4	$323.6	$941.5	$731.9

Adjusted operating margin by segment
- Semiconductor & System Design	34.3%	35.4%	33.1%	29.1%
- Software Integrity	8.8%	15.8%	8.8%	12.9%
Total adjusted segment operating margin	31.9%	33.6%	30.8%	27.5%

Total Adjusted Segment Operating Income Reconciliation (1)(2)

(in millions)

	Three Months Ended July 31, 2021 (3)	Three Months Ended July 31, 2020 (3)	Nine Months Ended July 31, 2021 (3)	Nine Months Ended July 31, 2020 (3)
GAAP total operating income – as reported	$201.9	$210.6	$544.5	$424.0
Other expenses managed at consolidated level
-Amortization of intangible assets	20.4	23.6	60.4	70.3
-Stock compensation	85.2	61.8	248.5	170.2
-Non-qualified deferred compensation plan	10.5	26.2	62.7	20.2
-Acquisition-related costs	5.7	3.3	11.6	10.8
-Restructuring charges	15.2	(2.0)	15.2	36.4
-Legal matters	(1.5)	—	(1.5)	—

Total adjusted segment operating income	$337.4	$323.6	$941.5	$731.9

(1)	Synopsys manages the business on a long-term, annual basis, and considers quarterly fluctuations of revenue and profitability as normal elements of our business. Amounts may not foot due to rounding.
(2)

These segment results are consistent with the information required by ASC 280, Segment Reporting . They are presented to reflect the information that is considered by Synopsys’ chief operating decision makers (CODMs) to evaluate the operating performance of its segments. The CODMs do not allocate certain operating expenses managed at a consolidated level to our reportable segments, and as a result, the reported operating income and operating margin do not include these unallocated expenses as shown in the table above. Amounts may not foot due to rounding.

(3)	Synopsys’ third quarter of fiscal year 2021 and 2020 ended on July 31, 2021 and August 1, 2020, respectively. For presentation purposes, we refer to the closest calendar month end.